Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pure Bioscience, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying report on Form 10-Q of the Company for the period ended April 30, 2022, to which this Certificate is attached (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2022	By:	/s/ Tom Y. Lee
Tom Y. Lee
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Pure Bioscience, Inc. and will be retained by Pure Bioscience, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Pure Bioscience, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.